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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement in Form S-3 (No. 33-35624) and Registration Statements of Forms S-8 (No. 2-90929), (No. 33-41181), (No. 33-41295), (No. 33-54027), (No. 333-14067), (No. 333-08725), (No. 333-08727),
(No. 33-58981), (No. 333-14069), (No. 333-14071), (No. 333-22109) and (No.
333-08723) of Kaneb Services, Inc. of our report dated February 20, 1997 appearing on page F-1 of this Form 10-K.


PRICE WATERHOUSE LLP

Dallas, Texas
March 24, 1997